Exhibit 99.1

Annaly Capital Management, Inc. Reports 4th Quarter 2007 Core EPS of $0.37 and Core EPS for the Year 2007 of $1.25

NEW YORK--(BUSINESS WIRE)--Feb. 4, 2008-- Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended December 31, 2007 of $151.1 million or $0.37 per average share available to common shareholders as compared to Core Earnings of $51.7 million or $0.23 per average share available to common shareholders for the quarter ended December 31, 2006, and Core Earnings of $102.5 million or $0.31 per average share available to common shareholders for the quarter ended September 30, 2007. The Company reported Core Earnings for the year ended December 31, 2007 of $394.4 million or $1.25 per average share available to common shareholders as compared to Core Earnings of $141.8 million or $0.73 per average share available to common shareholders for the year ended December 31, 2006. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, the net income for the quarter ended December 31, 2007 was $152.9 million or $0.38 basic net income per average share available to common shareholders, as compared to a net income of $53.3 million or $0.23 basic net income per average share available to common shareholders for the quarter ended December 31, 2006, and net income of $108.3 million or $0.33 basic net income per average share available to common shareholders for the quarter ended September 30, 2007. On a GAAP basis, the net income for the year ended December 31, 2007 was $414.4 million or $1.32 basic net income per average share available to common shareholders, as compared to net income of $93.8 million or $0.44 basic net income per average share available to common shareholders for the year ended December 31, 2006.

During the quarter ended December 31, 2007, the Company sold $549.4 million of Mortgage-Backed Securities, resulting in a realized gain of $1.8 million. During the quarter ended December 31, 2006, the Company sold $701.3 million of Mortgage-Backed Securities, resulting in a realized gain of $4.8 million. In addition, the Company had a $2.3 million gain on the termination of interest rate swaps with a notional value of $350.0 million. During the quarter ended September 30, 2007, the Company sold $1.8 billion of Mortgage-Backed Securities, resulting in a realized gain of $3.8 million. In addition the Company had a $2.0 million gain on the termination of interest rate swaps with a notional value of $600.0 million. During the year ended December 31, 2007, the Company sold $4.9 billion of Mortgage-Backed Securities, resulting in a realized gain of $19.1 million. In addition, the Company had a $2.1 million gain on the termination of interest rate swaps with a notional value of $900.0 million. During the year ended December 31, 2006, the Company sold $3.2 billion of Mortgage-Backed Securities, resulting in a realized loss of $3.9 million. In addition, the Company had a $10.7 million gain on the termination of interest rate swaps with a notional value of $1.2 billion.

Common dividends declared for the quarter ended December 31, 2007 were $0.34 per share, as compared to $0.19 per share for the quarter ended December 31, 2006 and $0.26 per share for the quarter ended September 30, 2007. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2007, based on the December 31, 2007 closing price of $18.18, was 7.48%. On a Core Earnings basis, the Company provided an annualized return on average equity of 12.92% for the quarter ended December 31, 2007, as compared to 7.89% for the quarter ended December 31, 2006 and 11.44% for the quarter ended September 30, 2007. On a GAAP basis, the Company provided an annualized return on average equity of 13.07% for the quarter ended December 31, 2007, as compared to 4.68% for the quarter ended December 31, 2006, and 12.09% for the quarter ended September 30, 2007. On a Core Earnings basis, the Company provided a return on average equity of 10.63% for the year ended December 31, 2007, as compared to 7.07% for the year ended December 31, 2006. On a GAAP basis, the Company provided a return on average equity of 11.17% for the year ended December 31, 2007, as compared to 4.68% for the year ended December 31, 2006.

During the quarter ended December 31, 2007, the Company completed a public offering of 71,300,000 shares of common stock. The estimated net proceeds of the offering, including the exercise of the underwriters’ over-allotment option, were approximately $1.0 billion, net of offering expenses.

Subsequent to quarter end, the Company completed a public offering of 58,650,000 shares of common stock. The estimated net proceeds of the offering, including the exercise of the underwriters’ over-allotment option were approximately $1.1 billion, net of offering expenses.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter’s results. “While the extreme market turbulence that began in August 2007 has subsided, the US economy is in a tenuous position and fixed income market conditions remain volatile. Policymakers are taking aggressive steps to stimulate the economy and calm the markets through monetary and fiscal policy actions, and financial institutions are in the process of recapitalizing, but the success of these efforts is still evolving. In these conditions, while we continue to manage our portfolio conservatively, we are pleased that we are able to continue to demonstrate the accretive impact of sequential capital raises.”

For the quarter ended December 31, 2007, the annualized yield on average earning assets was 5.81% and the annualized cost of funds on the average repurchase balance was 4.93%, which results in an interest rate spread of 0.88%. This is a 39 basis point increase over the 0.49% annualized interest rate spread for the quarter ended December 31, 2006 and a 21 basis point increase over the 0.67% annualized interest rate spread for the quarter ended September 30, 2007. For the quarter ended December 31, 2006, the annualized yield on average earning assets was 5.64% and the annualized cost of funds on the average repurchase balance was 5.15%. For the quarter ended September 30, 2007, the annualized yield on average earning assets was 5.84% and the annualized cost of funds on the average repurchase balance was 5.17%. At December 31, 2007, the weighted average yield on assets was 5.75% and the cost of funds, including the effect of interest rate swaps, was 4.76%, which results in an interest rate spread of 0.99%. Leverage at December 31, 2007 was 8.7:1, in comparison to 10.4:1 at December 31, 2006 and 9.9:1 at September 30, 2007.

Fixed rate securities comprised 71% of the Company’s portfolio at December 31, 2007. The balance of the portfolio was comprised of 21% adjustable rate mortgages and 8% LIBOR floating rate collateralized mortgage obligations. At December 31, 2007, the Company had entered into interest rate swaps with a notional amount of $16.2 billion. The Company’s swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company’s borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. The Company has continued to avoid the introduction of credit risk into its portfolio. As of December 31, 2007, substantially all of the assets in the Company’s portfolio were FNMA, GNMA and FHLMC mortgage-backed securities and agency debentures, which carry an actual or implied “AAA” rating.

“The yield curve has shifted lower, which brings about opportunity as well as risk,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “For example, investment opportunities for our asset class are attractive as financing spreads widen, but we continue to monitor the market for evidence of changes in prepayment behavior. We believe that our portfolio is positioned for a range of outcomes. After taking into account the effect of interest rate swaps, at December 31, 2007, our portfolio of short duration assets was effectively deployed in our barbell of 40% fixed-rate, 21% adjustable-rate and 39% floating-rate exposure.”

The following table summarizes portfolio information for the Company:

	December 31, 2007	December 31, 2006	September 30, 2007
Leverage at period-end	8.7:1	10.4:1	9.9:1
Fixed-rate investment securities as % of portfolio	71%	72%	71%
Adjustable-rate investment securities as % of portfolio	21%	20%	22%
Floating-rate investment securities as % of portfolio	8%	8%	7%
Notional amount of interest rate swaps as % of portfolio	31%	31%	33%
Annualized yield on average earning assets during the quarter	5.81%	5.64%	5.84%
Annualized cost of funds on average repurchase balance during the quarter	4.93%	5.15%	5.17%
Annualized interest rate spread during the quarter	0.88%	0.49%	0.67%
Weighted average yield on assets at period-end	5.75%	5.63%	5.74%
Weighted average cost of funds at period-end	4.76%	5.14%	4.99%
Interest rate spread at period-end	0.99%	0.49%	0.75%

The Constant Prepayment Rate was 12% during the fourth quarter of 2007, as compared to 15% during the fourth quarter of 2006, and 14% during the third quarter of 2007. The weighted average cost basis was 100.6 at December 31, 2007. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended December 31, 2007, December 31, 2006 and September 30, 2007 was $16.2 million, $15.0 million, and $16.9 million, respectively. The total net premium remaining unamortized at December 31, 2007, December 31, 2006 and September 30, 2007 was $328.4 million, $140.7 million, and $229.7 million, respectively.

General and administrative expenses as a percentage of average assets were 0.16% each of the quarters ended December 31, 2007, December 31, 2006, and September 30, 2007. At December 31, 2007, December 31, 2006, and September 30, 2007, the Company had a common stock book value per share of $12.51, $11.52 and $11.36, respectively.

At December 31, 2007, FIDAC, Annaly’s wholly-owned registered investment advisor, had under management approximately $3.1 billion in net assets and $15.4 billion in gross assets, as compared to $2.6 billion in net assets and $15.1 billion in gross assets at December 31, 2006 and $2.5 billion in net assets and $13.9 billion in gross assets at September 30, 2007. For the quarter ended December 31, 2007, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.9 million, as compared to $4.4 million for the quarter ended December 31, 2006 and $4.4 million for the quarter ended September 30, 2007. The Company’s financial and operating data reflect the November 21, 2007 launch of Chimera Investment Corporation (NYSE: CIM), a newly-formed specialty finance REIT that is externally managed by FIDAC. Annaly made an investment of approximately $54.3 million in Chimera, representing 9.8% ownership at the date of launch.

Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), currently has 460,477,703 shares of common stock outstanding.

The Company will hold the fourth quarter 2007 earnings conference call on Tuesday, February 5, 2008 at 10:00 a.m. EST. The number to call is 866-362-4829 for domestic calls and 617-597-5346 for international calls and the pass code is 76164346. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 26909379. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC’s clients of assets FIDAC manages, FIDAC’s regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	December 31, 2007 (Unaudited)	September 30, 2007 (Unaudited)	June 30, 2007 (Unaudited)	March 31, 2007 (Unaudited)	December 31, 2006(1)

ASSETS

Cash and cash equivalents	$103,960	$90,028	$91,781	$96,610	$91,782
Mortgage-Backed Securities, at fair value	52,879,528	44,641,352	38,603,002	39,176,227	30,167,509
Agency debentures, at fair value	253,915	249,281	150,507	54,421	49,500
Available for sale equity securities, at fair value	64,754	-	-	-	-
Trading securities, at fair value	11,675	10,987	12,131	7,872	18,365
Receivable for Mortgage-Backed Securities sold	276,737	516,140	-	28,643	200,535
Accrued interest and dividends receivable	271,996	235,787	197,060	179,816	146,089
Receivable for advisory and service fees	3,598	2,933	2,954	2,949	3,178
Intangible for customer relationships	9,842	10,178	10,513	10,849	11,184
Goodwill	22,966	22,966	22,966	22,966	22,966
Interest rate swaps, at fair value	-	-	93,404	1,028	2,558
Other assets	4,543	3,026	3,146	3,138	2,314

Total assets	$53,903,514	$45,782,678	$39,187,464	$39,584,519	$30,715,980

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$46,046,560	$40,140,113	$35,093,856	$33,348,011	$27,514,020
Payable for Investment Securities purchased	1,677,131	1,169,324	744,027	2,590,429	338,172
Trading securities sold, not yet purchased, at fair value	32,835	26,823	37,734	39,679	41,948
Accrued interest payable	257,608	148,462	104,456	79,362	83,998
Dividends payable	136,618	85,932	64,652	52,577	39,016
Accounts payable and other liabilities	36,688	25,237	14,520	7,942	18,816
Interest rate swaps, at fair value	398,096	142,061	838	42,871	20,179
Total liabilities	48,585,536	41,737,952	36,060,083	36,160,871	28,056,149

Minority interest in equity of consolidated affiliate	1,574	1,329	5,623	5,610	5,324

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, issued and outstanding	111,466	111,466	111,466	111,466	111,466

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,637,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock: par value $.01 per share; 487,762,500 authorized, 401,822,703, 330,509,203, 269,385,348, 262,887,391 and 205,345,591 outstanding, respectively	4,018	3,305	2,694	2,629	2,053
Additional paid-in capital	5,297,922	4,270,330	3,447,964	3,352,417	2,615,016
Accumulated other comprehensive loss	(152,197)	(385,960)	(467,640)	(60,040)	(76,112)
Accumulated deficit	(121,893)	(132,832)	(149,814)	(165,522)	(175,004)

Total stockholders’ equity	5,204,938	3,931,931	3,010,292	3,306,572	2,543,041

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$53,903,514	$45,782,678	$39,187,464	$39,584,519	$30,715,980

(1) Derived from the audited consolidated financial statements at December 31, 2006.
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006(1)
Interest income	$720,925	$628,696	$556,262	$449,564	$407,092

Interest expense	558,435	519,118	468,748	380,164	349,302

Net interest income	162,490	109,578	87,514	69,400	57,790

Other income
Investment advisory and service fees	5,636	5,464	5,366	5,562	5,178
Gain on sale of Mortgage-Backed Securities	1,829	3,795	7,293	6,145	4,829
Gain on termination of interest rate swaps	-	2,029	-	67	2,260
Income from trading securities	7,187	8,288	243	3,429	3,382
Dividend income from available-for-sale equity securities	91	-	-	-	-
Loss on other-than-temporarily impaired securities	-	-	(698)	(491)	(5,504)
Total other income	14,743	19,576	12,204	14,712	10,145

Expenses
Distribution fees	782	1,100	861	904	795
General and administrative expenses	20,174	17,334	12,272	12,886	12,219
Total expenses	20,956	18,434	13,133	13,790	13,014

Income before income taxes and minority interest	156,277	110,720	86,585	70,322	54,921

Income taxes	3,100	2,327	839	2,604	1,288

Income before minority interest	153,177	108,393	85,746	67,718	53,633

Minority interest	245	106	13	286	296

Net income	152,932	108,287	85,733	67,432	53,337

Dividend on preferred stock	5,374	5,373	5,373	5,373	5,373

Net income available to common shareholders	$147,558	$102,914	$80,360	$62,059	$47,964

Net income available per share to common shareholders:
Basic	$0.38	$0.33	$0.30	$0.29	$0.23
Diluted	$0.37	$0.32	$0.30	$0.28	$0.23

Weighted average number of shares outstanding:
Basic	389,410,812	315,969,814	264,990,422	217,490,205	205,092,330
Diluted	398,247,632	324,614,534	273,578,836	225,928,127	213,455,555

Net income	$152,932	$108,287	$85,733	$67,432	$53,337
Comprehensive income (loss)
Unrealized gain (loss) on available-for-sale securities	491,626	320,102	(535,413)	45,948	35,979
Unrealized (loss) gain on interest rate swaps	(256,034)	(232,598)	134,408	(24,155)	14,971
Reclassification adjustment for gains included in net income	(1,829)	(5,824)	(6,595)	(5,721)	(7,089)
Other comprehensive income (loss)	233,763	81,680	(407,600)	16,072	43,861
Comprehensive income (loss)	$386,695	$189,967	($321,867)	$83,504	$97,198

(1) Derived from the audited consolidated financial statements at December 31, 2006.
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands)

	For the twelve months ended
	December 31,	December 31,
	2007	2006 (1)

Interest income	$2,355,447	$1,221,882

Interest expense	1,926,465	1,055,013

Net interest income	428,982	166,869

Other income (loss)
Investment advisory and service fees	22,028	22,351
Gain (loss) on sale of Mortgage-Backed Securities	19,062	(3,862)
Gain on termination of interest rate swaps	2,096	10,674
Income from trading securities	19,147	3,994
Dividend income from available-for-sale equity securities	91	-
Loss on other-than-temporarily impaired securities	(1,189)	(52,348)
Total other income (loss)	61,235	(19,191)

Expenses
Distribution fees	3,647	3,444
General and administrative expenses	62,666	40,063
Total expenses	66,313	43,507

Impairment of intangible for customer relationships	-	2,493

Income before income taxes and minority interest	423,904	101,678

Income taxes	8,870	7,538

Income before minority interest	415,034	94,140

Minority interest	650	324

Net income	414,384	93,816

Dividend on preferred stock	21,493	19,557

Net income available to common shareholders	$392,891	$74,259

Net income per share available to common shareholders:
Basic	$1.32	$0.44

Diluted	$1.31	$0.44

Weighted average number of shares outstanding:
Basic	297,488,394	167,666,631

Diluted	306,263,766	167,746,387

Net income	$414,384	$93,816
Comprehensive (loss) income
Unrealized gain on available-for-sale securities	322,264	91,873
Unrealized loss on interest rate swaps	(378,380)	(6,404)
Reclassification adjustment for net (gains) losses included in net income	(19,969)	45,536
Other comprehensive (loss) gain	(76,085)	131,005
Comprehensive income	$338,299	$224,821

(1) Derived from the audited consolidated financial statements at December 31, 2006.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations, 1-888-8Annaly
www.annaly.com